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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE MACERICH COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 9, 2004

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held on Friday, May 28, 2004 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California.

        The enclosed Notice and Proxy Statement contain details concerning the matters to be considered during the Annual Meeting. At the Annual Meeting, you will be asked to (i) elect four directors; (ii) ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants; and (iii) transact such other business as may properly come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of each of the four directors and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP. Please complete, sign and return your Proxy in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Annual Meeting, even if you cannot attend.

        We look forward to seeing you at the Annual Meeting and thank you for your support.

Mace Siegel Chairman of the Board

Arthur Coppola President and Chief Executive Officer

THE MACERICH COMPANY
401 WILSHIRE BOULEVARD
SUITE 700
SANTA MONICA, CALIFORNIA 90401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2004

        NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Annual Meeting") of The Macerich Company, a Maryland corporation (the "Company"), will be held on Friday, May 28, 2004 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California, for the following purposes described in this Notice and Proxy Statement:

  (1)
  To elect three members of the Board of Directors, each to serve for a three-year term and until his successor is duly elected and qualifies and to elect one member of the Board of Directors to serve for a one-year term and until her successor is duly elected and qualifies;

  (2)
  To consider and vote upon ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants for the Company for the year ending December 31, 2004; and

  (3)
  To consider and act upon any other matter that may properly be brought before the Annual Meeting and at any adjournment or postponement thereof.

        Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed.

        The Board of Directors has fixed the close of business on Wednesday, March 17, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

        You are requested to complete and sign the enclosed form of Proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage prepaid envelope. Any Proxy may be revoked by delivery of a later dated Proxy, by written notice of revocation or by attending the Annual Meeting and voting in person.

                      By Order of the Board of Directors

                      Richard A. Bayer
                       Secretary

Santa Monica, California
April 9, 2004

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

THE MACERICH COMPANY
401 WILSHIRE BOULEVARD
SUITE 700
SANTA MONICA, CALIFORNIA 90401

PROXY STATEMENT
FOR 2004 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2004

        This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of The Macerich Company, a Maryland corporation (the "Company"), for use at its 2004 Annual Meeting of Stockholders to be held on Friday, May 28, 2004 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy are first being sent to stockholders on or about April 9, 2004. The Company's 2003 Annual Report, including financial statements for the fiscal year ended December 31, 2003, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

        At the Annual Meeting, our stockholders will vote on the following matters:

  (1)
  the election of four directors; and

  (2)
  the ratification of the Company's independent accountants.

        In addition, our stockholders will transact any other business that properly comes before the meeting. Management of the Company will also respond to any questions from our stockholders.

Who is entitled to vote?

        Only holders of record at the close of business on the record date, March 17, 2004 (the "Record Date"), of the Company's common stock, $.01 par value per share (the "Common Stock"), are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to cast one vote for each share held by them on each matter to be voted upon. The Common Stock is the only class of securities of the Company authorized to vote. Under the Company's Charter and applicable law, a stockholder is not entitled to cumulative voting rights in the election of directors.

Who can attend the Annual Meeting?

        All stockholders of the Company as of the Record Date, or their duly appointed Proxy holders, may attend the Annual Meeting.

What constitutes a quorum?

        The presence, in person or by proxy, of holders entitled to cast at least a majority of all the votes entitled to be cast is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the Record Date, 58,913,981 shares of Common Stock were outstanding and entitled to vote. Abstentions will count toward the presence of a quorum.

How do I vote?

        If you complete and properly sign the accompanying Proxy and return it in the enclosed postage prepaid envelope, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed Proxy or vote in person.

        If no instructions are given on your returned Proxy, the shares will be voted FOR the election of each of the four nominees for director and FOR the ratification of the Company's independent accountants. The holders of the Proxy will also have discretionary authority to vote on other matters that may be properly brought before the Annual Meeting or that may be incidental to the conduct of the meeting. It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at the Annual Meeting. If other matters are presented, Proxies will be voted in accordance with the discretion of the Proxy holders. Stockholder votes will be tabulated by the persons appointed by the President to act as inspectors of election for the Annual Meeting.

Can I change my vote after I return my Proxy card?

        Yes. Even after you have submitted your Proxy, you may change your vote at any time before the Proxy is exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person, whether or not a Proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given Proxy.

What are the Board of Directors' recommendations?

        Unless you give other instructions on your Proxy, the persons named as Proxy holders on the Proxy will vote in accordance with the recommendations of the Company's Board of Directors. The Board's recommendations are set forth together with the description of each matter in this Proxy Statement. In summary, the Board recommends a vote:

  •
  FOR election of each of the four nominated directors; and

  •
  FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2004.

        With respect to any other matter that properly comes before the meeting, the Proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their discretion.

What vote is required to approve each matter?

        Assuming the presence of a quorum, the affirmative vote of a majority of all of the votes cast on the matter at the Annual Meeting in person or by Proxy will be required for the election of each director nominee and the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent accountants. Abstentions are not counted as votes cast and will have no effect on the vote for the election of the directors or the ratification of the appointment of PricewaterhouseCoopers LLP.

PROPOSAL 1: ELECTION OF DIRECTORS

        The Bylaws provide that the Board of Directors consists of nine directors. The Board is divided into three classes with each class constituting one-third of the total number of directors. Each class serves a three-year term and each director holds such office until his or her successor is duly elected and qualifies. The present term for the Class One directors expires at the Annual Meeting, and the present terms for the Class Two and Class Three directors expire at the annual meetings of stockholders to be held in 2005 and 2006, respectively. On October 8, 2003, Diana M. Laing was elected as a director by the Board to replace Theodore Hochstim who died in May of 2003. Mr. Hochstim was a Class Two director. The Company's Charter provides that a director elected by the remaining directors shall hold office until the next annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining.

        The three Class One directors will be elected at the Annual Meeting to hold office until the annual meeting of stockholders in 2007 and until their respective successors are duly elected and qualify. In accordance with the Company's Charter, Ms. Laing will be elected at the Annual Meeting to hold office until the annual meeting of stockholders in 2005 and until her successor is duly elected and qualifies. The Board of Directors, based on the recommendations of the Nominating and Corporate Governance Committee, has nominated Edward C. Coppola, Fred S. Hubbell and Dr. William Sexton to continue to serve as Class One directors of the Company and Diana M. Laing to continue to serve as a Class Two director of the Company (the "Nominees"). Ms. Laing was recommended to the Nominating and Corporate Governance Committee by Thomas O'Hern, the Company's Chief Financial Officer.

        Each of the Nominees is currently serving as a director of the Company and has consented to be named and to serve if elected. However, if any Nominee is unavailable for election or unable to serve, the Proxy holders may vote for another person nominated by the Board of Directors or the Board may amend the Bylaws to reduce the number of directors to be elected at the Annual Meeting.

        The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination to the Nominating and Corporate Governance Committee c/o the Company's Secretary in compliance with the advance notice and information requirements of the Company's Bylaws. See "Other Matters-Stockholder Proposals" for a summary of these requirements.

        Election of each director requires the affirmative vote of a majority of all of the votes cast on the matter at the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES. PROXIES RECEIVED WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

Information Regarding Nominees and Directors

        The following table and biographical descriptions set forth certain information with respect to the directors of the Company (including the Nominees), each of whom has served continuously since elected, based on information furnished to the Company by each such director. The following information is as of March 31, 2004, unless otherwise specified.

Name	Age	Director Since	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class(2)	Amount and Nature of Beneficial Ownership of OP Units(1)(3)	Percent of Class(4)
Nominees
Class One:
Edward C. Coppola(5)	49	1994	440,234(6)(7)(8)	*	841,368	2.14%
Fred S. Hubbell	52	1994	122,493(9)(10)(11)	*	—	*
Dr. William P. Sexton	65	1994	43,164(12)(13)	*	—	*
Class Two:
Diana M. Laing	49	2003	7,063 (14)	*	—	*
Continuing Directors
Class Two:
Dana K. Anderson	69	1994	83,097(15)	*	1,332,632(16)	2.34%
Stanley A. Moore	65	1994	67,110(17)	*	—	*
Class Three:
Arthur M. Coppola(5)	52	1994	1,196,850(18)(19)(20)	2.02%	1,443,316	4.36%
James S. Cownie	59	1994	201,450(21)(22)	*	—	*
Mace Siegel	78	1994	170,598(23)	*	3,514,316(24)	5.88%

*
The percentage of shares beneficially owned by this director does not exceed one percent of the Company's Common Stock.

(1)
Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock or OP Units (as defined in Note 3 below) listed.

(2)
Assumes that none of the outstanding OP Units or any convertible securities of the Company are redeemed for or converted into shares of Common Stock.

(3)
The Company is the sole general partner of, and owns an aggregate of approximately 81% of the common and preferred ownership interests ("OP Units") in, The Macerich Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"). The Operating Partnership holds directly or indirectly substantially all of the Company's interests in 59 regional shopping malls, 18 community centers and two development projects (the "Centers"). In connection with the formation of the Company and the Operating Partnership, as well as subsequent acquisitions of certain Centers, OP Units were issued to certain persons in connection with the transfer of their interests in certain Centers. The OP Units are redeemable at the election of the holder for cash or, at the election of the Company, for shares of Common Stock on a one-for-one basis (subject to antidilution provisions).

(4)
Assumes that all OP Units held by the person are redeemed for shares of Common Stock and that none of the OP Units or any convertible securities of the Company held by other persons are redeemed for or converted into shares of Common Stock, notwithstanding the percentage limitations under the Company's Charter which limit the number of shares that may be acquired by such person.

(5)
Edward Coppola and Arthur Coppola are brothers.

(6)
Includes 117,920 shares subject to options granted to Mr. E. Coppola under the Company's Amended and Restated 1994 Incentive Plan, as amended (the "1994 Incentive Plan") that are currently exercisable or become exercisable before May 30, 2004.

(7)
Includes 31,000 shares held by the E.C. Coppola Family Limited Partnership (an entity controlled by Mr. E. Coppola) and 3,300 shares held by Mr. E. Coppola as custodian for his minor children. This family partnership is 90% owned by the trusts for Mr. Coppola's children and 5% owned by each of Mr. Coppola and his wife. Mr. Coppola disclaims any beneficial ownership of the shares held by his wife.

(8)
Includes 46,843 shares of non-transferrable restricted stock granted to Mr. E. Coppola under the 1994 Incentive Plan, the 2000 Incentive Plan or the 2003 Equity Incentive Plan ("2003 Incentive Plan") that will vest after May 29, 2004.

(9)
Includes 900 shares held in trust by Mr. Hubbell as trustee and 10,000 shares held in trust for the benefit of Mr. Hubbell and his descendants. Also includes 2,500 shares held by a foundation of which Mr. Hubbell and his wife are trustees. Also includes 4,000 shares held by his wife as to which Mr. Hubbell has neither voting nor investment power and disclaims any beneficial ownership.

(10)
Includes 31,000 shares subject to options granted to Mr. Hubbell under the Company's 1994 Eligible Directors' Stock Option Plan (the "Director Plan"), the 1994 Incentive Plan or the 2000 Incentive Plan which are currently exercisable or become exercisable before May 30, 2004. Includes 500 shares of non-transferrable restricted stock granted to this director under the 2003 Incentive Plan which will vest after May 29, 2004.

(11)
Includes 19,993 stock units credited to Mr. Hubbell under the terms of the Company's Eligible Directors' Deferred Compensation/Phantom Stock Plan (the "Director Phantom Stock Plan"), the vesting and terms of which are described under "Compensation of Directors" below ("stock units"). Stock units are payable solely in shares of Common Stock, do not represent outstanding shares or have voting rights and are non-transferrable.

(12)
Includes 21,000 shares subject to options granted to Dr. Sexton under the Director Plan, the 1994 Incentive Plan or the 2000 Incentive Plan which are currently exercisable or become exercisable before May 30, 2004. Includes 500 shares of non-transferrable restricted stock granted to this director under the 2003 Incentive Plan which will vest after May 29, 2004.

(13)
Includes 21,664 stock units credited to Dr. Sexton under the terms of the Director Phantom Stock Plan.

(14)
Includes 4,063 stock units credited to Ms. Laing under the terms of the Director Phantom Stock Plan and 2,500 shares subject to options granted to Ms. Laing under the Director Plan, the 1994 Incentive Plan or the 2000 Incentive Plan which are currently exercisable or become exercisable before May 30, 2004. Includes 500 shares of non-transferrable restricted stock granted to this director under the 2003 Incentive Plan which will vest after May 29, 2004.

(15)
All shares of Common Stock are held in trust by Mr. Anderson as trustee of the Anderson Family Trust for the benefit of Mr. Anderson and his wife.

(16)
All 1,332,632 OP Units are held by Mr. Anderson as trustee of the Anderson Family Trust for the benefit of Mr. Anderson and his wife.

(17)
Includes 21,110 stock units credited to Mr. Moore under the terms of the Director Phantom Stock Plan and 15,500 shares subject to options granted to Mr. Moore under the Director Plan, the 1994 Incentive Plan or the 2000 Incentive Plan which are currently exercisable or become exercisable before May 30, 2004. Includes 500 shares of non-transferrable restricted stock granted to this director under the 2003 Incentive Plan which will vest after May 29, 2004.

(18)
Includes 1,100 shares held by Mr. A. Coppola as custodian for his minor son.

(19)
Includes 173,617 shares of non-transferrable restricted stock granted to Mr. A. Coppola under the 1994 Incentive Plan, the 2000 Incentive Plan or the 2003 Incentive Plan which will vest after May 29, 2004.

(20)
Includes 436,476 shares subject to options granted to Mr. A. Coppola under the 1994 Incentive Plan which are currently exercisable or become exercisable before May 30, 2004.

(21)
Includes 21,660 stock units credited to Mr. Cownie under the terms of the Director Phantom Stock Plan and 33,000 shares subject to options granted to Mr. Cownie under the Director Plan, the 1994 Incentive Plan or the 2000 Incentive Plan which are currently exercisable or become exercisable before May 30, 2004. Includes 500 shares of non-transferrable restricted stock granted to this director under the 2003 Incentive Plan which will vest after May 29, 2004.

(22)
Includes 3,750 shares owned by Mr. Cownie's wife as to which shares Mr. Cownie has neither voting nor investment power and disclaims any beneficial ownership. Also includes 9,625 shares held in trust for unrelated third parties of which Mr. Cownie and his wife are trustees.

(23)
All shares of Common Stock are held by two Siegel Living Trusts.

(24)
All 3,514,316 OP Units are held by two Siegel Living Trusts.

        The Company was formed on September 9, 1993 to continue the business of The Macerich Group, which had been engaged in the shopping center business since 1965. The principals of The Macerich Group consisted of Mace Siegel, Arthur Coppola, Dana Anderson, Edward Coppola, Richard Cohen and certain of their family members, relatives and business associates. The Company conducts all of its business through the Operating Partnership, the property partnerships and limited liability companies that own title to the Centers (the "Property Partnerships") and various management companies, Macerich Property Management Company, LLC, Macerich Management Company, Westcor Partners, LLC, Macerich Westcor Management, LLC and Westcor Partners of Colorado, LLC. The management companies provide property management, leasing and other related services to the Company's properties. The Operating Partnership owns 100% of the non-voting preferred stock of Macerich Management Company, and all of the common stock of such company is owned by Messrs. Siegel, A. Coppola and Anderson (the "Principals"). (See "Certain Transactions.") Macerich Property Management Company, LLC, Westcor Partners, LLC, Macerich Westcor Management, LLC and Westcor Partners of Colorado, LLC are each 100% owned directly or indirectly by the Operating Partnership.

        The following provides certain biographical information with respect to all directors of the Company, including the Nominees.

        Dana K. Anderson has been Vice Chairman of the Board of Directors since its formation. In addition, Mr. Anderson served as Chief Operating Officer of the Company from its formation until December 1997. Mr. Anderson has been with The Macerich Group since 1966. He has 38 years of shopping center experience with The Macerich Group and the Company and 42 years of experience in the real estate industry. Mr. Anderson is a member of the Board of Directors of Alvamar Development Corp., a real estate development company.

        Arthur M. Coppola has been President and Chief Executive Officer of the Company since its formation. Mr. Coppola has 29 years of experience in the shopping center industry, all of which has been with The Macerich Group and the Company. Mr. Coppola is also an attorney and a certified public accountant and a member of the Executive Committee and Chairman of the Building Infrastructure and Security Task Force of the Real Estate Roundtable. In addition, Mr. Coppola is a member of the Board of Governors and Executive Committee of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT").

        Edward C. Coppola has been Executive Vice President of the Company since its formation. He is responsible for directing the Company's acquisition activities and establishing the Company's strategic direction. He is also actively involved in the Company's capital market activities and in developing and maintaining relationships with joint venture partners. He has 28 years of shopping center experience with The Macerich Group and the Company. Mr. Coppola is also an attorney.

        James S. Cownie, currently a private investor, was the former Chairman of New Heritage Associates, a cable television operator with cable properties located in the Minneapolis/St. Paul, Minnesota area from 1991 to 1996. Prior to that, Mr. Cownie was Co-Founder and President of Heritage Communications, Inc., a cable television operator serving 22 states, from 1971 to 1990. Mr. Cownie is a member of the Board of Directors of Da-Lite Screen Company, a manufacturer of audio-visual equipment; MARKETLINK, INC., a cable telemarketing firm; and National By-Products, Inc., a converter of animal byproducts. Mr. Cownie serves on the Audit and Executive Committees of National By-Products, Inc.

        Fred S. Hubbell is a member of the Executive Board and Chairman of the Executive Committee of the Americas for ING Group, a Netherlands-based banking, insurance and asset management company, and has served in such position since January 2000. From February 1999 until January 2000, Mr. Hubbell was a member of the Executive Committee of Financial Services International for ING Group and from October 1997 until February 1999, Mr. Hubbell was President and Chief Executive Officer of the United States Life and Annuities Operations for ING Group. Mr. Hubbell was formerly Chairman, President and Chief Executive Officer of Equitable of Iowa Companies, an insurance holding company, serving in his position as Chairman from May 1993 to October 1997, and as President and Chief Executive Officer from May 1989 to October 1997. Mr. Hubbell served in various capacities with Equitable of Iowa Companies since 1983, in addition to serving as Chairman of Younker's, a department store chain and subsidiary of Equitable of Iowa Companies, from 1985 until 1992, when the retail subsidiary was sold. Mr. Hubbell is also an attorney.

        Diana M. Laing is Chief Financial Officer of Triple Net Properties, LLC, a real estate company, and has served as CFO since January 2004. Ms Laing was Chief Financial Officer of New Pacific Realty Corporation, a real estate investment company, and served in such capacity from January 2002 to December 2003. From July 2000 to May 2001, Ms. Laing was Executive Vice President and Chief Financial Officer of Firstsource Corp., a privately held software development company. Ms. Laing has 20 years of real estate industry experience, with particular expertise in finance, capital markets, strategic planning, budgeting and financial reporting. From August 1996 to July 2000, Ms. Laing served as Executive Vice President, Chief Financial Officer and Treasurer of Arden Realty, Inc., a publicly traded real estate investment trust which is the largest owner and operator of commercial office properties in Southern California. Ms. Laing's previous experience includes serving for 14 years in various capacities including Executive Vice President, Chief Financial Officer, and Treasurer of Southwest Property Trust, a publicly traded real estate investment trust which owned multi-family properties throughout the southwestern United States. Ms. Laing began her career as an auditor with Arthur Andersen & Company. She is a member of the Board of Directors of the Big Brothers/Big Sisters of Los Angeles and the Inland Empire.

        Stanley A. Moore is Chief Executive Officer of Overton Moore Properties, which constructs, owns and manages office, industrial and mixed-use space and has served in such position since 1973. Mr. Moore also has been a director of Overton Moore Properties (or its predecessor) since 1973. Mr. Moore is past president of the Southern California Chapter of the National Association of Industrial and Office Parks, and is a board member of the Economic Resources Corporation of South Central Los Angeles.

        Dr. William P. Sexton is Vice President, Emeritus, University Relations of the University of Notre Dame and has served in such position since 1983. Dr. Sexton is also a Full Professor in the Management Department and teaches in the University's Executive MBA Program. Dr. Sexton has

been employed as a professor in the Management Department of the Business School at Notre Dame since 1966.

        Mace Siegel has been Chairman of the Board of Directors of the Company since its formation. Mr. Siegel founded The Macerich Group in 1965 and has 51 years of experience in the shopping center business.

The Board of Directors and its Committees

        Board of Directors.    The Company is managed under the direction of a Board of Directors composed of nine members. A majority of the Board members are independent directors under the requirements set forth in the Company's Director Independence Standards (each, an "Independent Director") which comply with the Corporate Governance Standards of the New York Stock Exchange ("NYSE Rules"). These Director Independence Standards are outlined in the Company's Guidelines on Corporate Governance which are available at www.macerich.com under "Investing-Corporate Governance." The Board of Directors met six times in 2003. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of each committee on which he or she served during 2003.

        Director Independence.    For a director to be considered independent, the Board must affirmatively determine that the director does not have any direct or indirect material relationship with the Company or its executive officers. The Board has established Director Independence Standards to assist it in determining director independence. The Director Independence Standards establish exclusionary standards which conform to the independence requirements of the NYSE Rules ("Exclusionary Standards") and categorical standards which identify permissible immaterial relationships between the directors and the Company and its executive officers ("Categorical Standards"). In addition to applying these standards, the Board will consider all relevant facts and circumstances in making an independence determination. The Board has determined that the following five directors do not have any direct or indirect material relationship with the Company or its executive officers and, therefore, each is an Independent Director: Messrs. Cownie, Hubbell and Moore, Ms. Laing and Dr. Sexton. None of these directors has any relationship with the Company or its executive officers which falls within the Exclusionary Standards or falls outside the Categorical Standards.

        Executive Committee.    The Executive Committee of the Board of Directors consists of Messrs. Moore, Siegel and A. Coppola and has such authority as is delegated by the Board and as permitted under applicable law, including authority to negotiate and implement acquisitions and to execute certain contracts and agreements with unaffiliated third parties. The primary purpose of the Executive Committee is to exercise the powers and duties of the Board between Board meetings and to implement the policy decisions of the Board on matters not delegated to other committees. Mr. A. Coppola acts as chairperson. The Executive Committee met once during 2003 with all members attending.

        Audit Committee.    The Board's Audit Committee consists of Mr. Cownie, Ms. Laing and Dr. Sexton, each of whom is an Independent Director and meets the independence requirements for audit committee members under the NYSE Rules and the Securities Exchange Act of 1934, as amended ("Exchange Act"). Ms. Laing is the chairperson of the Committee and has been designated by the Board as an Audit Committee financial expert. The Audit Committee met four times during 2003. Mr. Cownie and Dr. Sexton attended all of the meetings. Ms. Laing attended each of the meetings that occurred after she joined the Board on October 8, 2003.

        Under the terms of the Audit Committee Charter, the purpose of this Committee is to assist the Board in overseeing the accounting and financial reporting processes and the audits of the financial statements of the Company, including the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent public accountants'

qualifications and independence, and the performance of the Company's independent public accountants and internal audit function. This Committee's duties include:

  (1)
  selecting, evaluating and, where appropriate, replacing the independent public accountants,

  (2)
  reviewing the Company's financial statements with management and the independent public accountants,

  (3)
  reviewing and approving with the independent public accountants the scope and results of the audit engagement,

  (4)
  pre-approving audit and permissible non-audit services provided by the independent public accountants,

  (5)
  reviewing the independence of the independent public accountants, and

  (6)
  reviewing the adequacy of the Company's internal accounting controls.

        Compensation Committee.    The members of the Compensation Committee are Messrs. Cownie and Moore and Dr. Sexton, each of whom is an Independent Director. Dr. Sexton is the chairperson of this Committee. The Compensation Committee met four times during 2003. Mr. Cownie and Dr. Sexton attended all meetings and Mr. Moore attended three of the four meetings. As outlined in its Charter, the Compensation Committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs of the Company as well as reviewing annually the Company's overall compensation structure and philosophy. The Compensation Committee specifically reviews and recommends to the Board of Directors compensation for the Company's executive officers, in addition to administering certain of the Company's employee benefit and stock plans.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Messrs. Cownie, Hubbell and Moore, each of whom is an Independent Director. Mr. Moore serves as chairperson. The Nominating and Corporate Governance Committee met once in 2003 and all members attended. The Nominating and Corporate Governance Committee operates under a Charter which provides that the Committee will:

  (1)
  assist the Board by identifying individuals qualified to become Board members and to recommend to the Board nominees for election as director by the stockholders or by the Board to fill a vacancy occurring between stockholder meetings,

  (2)
  recommend to the Board adoption of and changes to the Company's Guidelines on Corporate Governance,

  (3)
  lead the Board in its annual review of the performance of the Board and its committees,

  (4)
  recommend to the Board director nominees for each Board committee, and

  (5)
  perform such other duties and responsibilities as are set forth in its Charter or delegated by the Board, including developing a succession plan to ensure continuity in the Company's management.

        Committee Charters.    The Charters for the Executive Committee, Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are available at www.macerich.com under "Investing-Corporate Governance." In addition, the Audit Committee Charter is included as Appendix I.

        Director Selection Process.    The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of the Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, officers, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee also will review any materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board. This Committee will make the final recommendations of candidates to the Board for nomination.

        The Board of Directors has a policy that stockholders may propose nominees for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders by submitting the names and qualifications of such persons to the Nominating and Corporate Governance Committee c/o the Company's Secretary. The submissions must be made in accordance with the advance notice and information requirements set forth in the Company's Bylaws, a copy of which will be made available upon request. The Nominating and Corporate Governance Committee does not apply any specific, minimum qualifications in determining a director candidate and does not impose additional qualifications on stockholder-recommended potential nominees. Instead, the Committee reviews the candidates taking into account the current Board membership and considers a variety of factors, including the specific needs of the Company and the Board, the experience, skills, areas of expertise, independence, productivity and length of service of the candidates, as applicable. This process is described in the Company's Guidelines on Corporate Governance which are available at www.macerich.com under "Investing-Corporate Governance."

        Presiding Director.    The Independent Directors of the Company designated Mr. Moore to act as Presiding Director for the non-management directors of the Company. The role of the Presiding Director is to prepare with the Chief Executive Officer the board agendas, chair the executive sessions of the non-management directors, call meetings of the Independent Directors and perform such other functions as the Board or non-management directors may direct. The non-management directors meet in separate executive sessions after each regularly-scheduled quarterly Board meeting. The non-management directors met four times in 2003. Each non-management director is an Independent Director.

        Attendance at Stockholders' Meetings.    The Board encourages directors in the Santa Monica area at the time of the Stockholders' Meeting to attend the meeting. The Board does not require attendance because the Company's stock is predominately held by institutional stockholders and attendance is traditionally light. At the 2003 Annual Stockholders' Meeting, three directors and two executive officers of the Company attended.

        Contact the Company's Board.    Individuals may contact the Company's entire Board of Directors, the non-management directors as a group or the Presiding Director for the non-management directors, by sending an email as follows:

    Board of Directors—boardofdirectors@macerich.com
    Non-Management Directors—nonmanagementdirectors@macerich.com
    Presiding Director of the Non-Management Directors—presidingdirector@macerich.com

    Such communications may be anonymous and also may be submitted in writing in care of:

    Attention: Corporate Secretary
    The Macerich Company
    401 Wilshire Blvd., Suite 700
    Santa Monica, CA 90401

        All communications are distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances of the communication. The Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

        Codes of Conduct.    The Company expects that all of its directors, officers and employees will maintain a high level of integrity in their dealings with and on behalf of the Company and will act in the best interests of the Company. The Company has adopted a Code of Business Conduct and Ethics which provides principles of conduct and ethics for the Company's directors, officers and employees. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE Rules. In addition, the Company has adopted a Code of Ethics for the CEO and Senior Financial Officers which supplements the Code of Business Conduct and Ethics applicable to all employees. Each of these Codes of Conduct is available on the Company's website at www.macerich.com under "Investing-Corporate Governance."

Compensation of Directors

        Non-employee directors are compensated for their services according to a standard arrangement authorized by resolution of the Board of Directors. Effective January 1, 2004, the compensation for Board members changed based on the results of a directors' compensation study prepared by FPL Associates, L.P., the Company's outside compensation consultant. Subject to elections under the Director Phantom Stock Plan, each non-employee director is entitled to an annual retainer fee of $40,000 (previously $25,000), payable in equal quarterly installments, plus a fee of $1,000 for each Board meeting attended and $500 for every telephonic meeting attended. Non-employee directors attending any committee meeting are also entitled to an additional fee of $1,000 for each committee meeting attended and $500 for every telephonic meeting attended, unless the committee meeting is held on the day of a meeting of the Board of Directors. The Chairman of each committee also receives twice the amount of any meeting fees paid to the committee members, except beginning January 1, 2004 the chairs of the Audit and Compensation Committees will instead receive $10,000 a year. A Board member who is also an employee of the Company does not receive compensation for service as a director. Messrs. Siegel, A. Coppola, Anderson and E. Coppola are the only directors who are also employees of the Company or a subsidiary. The reasonable expenses incurred by each director in connection with the performance of the director's duties are also reimbursed by the Company.

        Commencing December 30, 2003, the Board established a policy providing that each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries or affiliates on each March 31 automatically will receive an annual aggregate grant of 500 shares of restricted stock which will vest over three years. Each non-employee director, upon joining the Board of Directors, will also receive an initial grant of 500 shares of restricted stock which will vest over three years. These restricted stock grants will be made pursuant to the 2003 Incentive Plan.

        The Board previously had a policy providing that each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries or affiliates on each December 31 automatically would receive an annual aggregate grant of options to purchase 5,000 shares of Common Stock having an option price equal to 100% of the fair market value of the Common Stock at the date of grant of such options. Previously, each non-employee director, upon joining the Board of Directors, received an initial grant of options to purchase 2,500 shares of Common Stock having an option price equal to 100% of the fair market value of the Common Stock on such date. These option grants were made pursuant to the Director Plan, the 1994 Incentive Plan, the 2000 Incentive Plan and the 2003 Incentive Plan.

        Ms. Laing received an option grant of 2,500 shares at a price of $39.43 per share on October 8, 2003, the date she joined the Board. Her options become fully exercisable six months after the date of grant and generally expire on the earlier of 12 months after a termination of service or 10 years after the date of grant.

        The Director Phantom Stock Plan offers non-management directors the opportunity to defer cash compensation for up to three years and to receive that compensation (to the extent that it is actually earned by service during that period) in shares of Common Stock rather than in cash after termination of service or a predetermined period. Such compensation includes the annual retainer, regular meeting fees and special meeting fees payable by the Company to a non-management director. Every non-management director during his or her term of service has elected to receive such compensation in Common Stock. Deferred amounts are credited as stock units at the beginning of the applicable deferral period based on the then current market price of the Common Stock. Stock unit balances are credited with dividend equivalents (priced at market) and are ultimately paid out in shares on a 1:1 basis. A maximum of 250,000 shares of Common Stock may be issued in total under the Director Phantom Stock Plan, subject to certain customary adjustments. In 2003, Messrs. Cownie, Hubbell and Moore, Ms. Laing and Dr. Sexton were credited with approximately 5,063, 3,859, 4,590, 4,063 and 5,607 stock units (including stock units for director compensation for 2004, 2005 and 2006 and dividend equivalents for 2003 which vest based on service) under the Director Phantom Stock Plan, respectively. The vesting of the stock units is accelerated in case of the death or disability of a director or, after a change in control event, the termination of his services as a director.

Executive Officers

        The following table sets forth the names, ages and positions of the executive officers of the Company, the date each became an officer of the Company, and the number of shares of the Company's Common Stock and OP Units beneficially owned by each of them as of March 31, 2004.

Executive officers of the Company serve at the pleasure of the Board of Directors. All but one of the executive officers of the Company have employment agreements with the Company as described below.

Name	Age	Position	Officer Since	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class(2)	Amount and Nature of Beneficial Ownership of OP Units(1)		Percent of Class(3)
Mace Siegel	78	Chairman of the Board of Directors	1993	170,598(4)	*	3,514,316	(5)	5.88%
Arthur M. Coppola	52	President and Chief Executive Officer	1993	1,196,850(6)(7)(8)	2.02%	1,443,316		4.36%
Dana K. Anderson	69	Vice Chairman of the Board of Directors	1993	83,097(9)	*	1,332,632	(10)	2.34%
Edward C. Coppola	49	Executive Vice President	1993	440,234(11)(12)(13)	*	841,368		2.14%
Thomas E. O'Hern	48	Executive Vice President, Chief Financial Officer and Treasurer	1993	99,382(14)(15)	*	—		*
Richard A. Bayer	54	Executive Vice President, General Counsel and Secretary	1994	79,544(16)(17)	*	—		*
David J. Contis	45	Executive Vice President and Chief Operating Officer	1997	142,803(18)(19)(20)	*	—		*
Larry E. Sidwell	60	Executive Vice President, Real Estate	1998	82,354(21)	*	—		*

*
The percentage of shares beneficially owned by this executive officer does not exceed one percent of the Company's Common Stock.

(1)
Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock or OP Units listed.

(2)
Assumes that none of the outstanding OP Units or any convertible securities of the Company are redeemed for or converted into shares of Common Stock.

(3)
Assumes that all OP Units held by the person are redeemed for shares of Common Stock and that none of the OP Units or any convertible securities of the Company held by other persons are redeemed for or converted into shares of Common Stock, notwithstanding the percentage limitations under the Company's Charter which limit the number of shares that may be acquired by such person.

(4)
All shares of Common Stock are held by two Siegel Living Trusts.

(5)
All 3,514,316 OP Units are held by two Siegel Living Trusts.

(6)
Includes 1,100 shares held by Mr. A. Coppola as custodian for his minor son.

(7)
Includes 436,476 shares subject to options granted to Mr. A. Coppola under the 1994 Incentive Plan which are currently exercisable or become exercisable before May 30, 2004.

(8)
Includes 173,617 shares of non-transferrable restricted stock granted to Mr. A. Coppola under the 1994 Incentive Plan, the 2000 Incentive Plan or the 2003 Incentive Plan which will vest after May 29, 2004.

(9)
All shares of Common Stock are held in trust by Mr. Anderson as trustee of the Anderson Family Trust for the benefit of Mr. Anderson and his wife.

(10)
All 1,332,632 OP Units are held by Mr. Anderson as trustee of the Anderson Family Trust for the benefit of Mr. Anderson and his wife.

(11)
Includes 117,920 shares subject to options granted to Mr. E. Coppola under the 1994 Incentive Plan which are currently exercisable or become exercisable before May 30, 2004.

(12)
Includes 31,000 shares held by the E.C. Coppola Family Limited Partnership (an entity controlled by Mr. E. Coppola) and 3,300 shares held by Mr. E. Coppola as custodian for his minor children. This family partnership is 90% owned by the trusts for Mr. Coppola's children and 5% owned by each of Mr. Coppola and his wife. Mr. Coppola disclaims any beneficial ownership of the shares held by his wife.

(13)
Includes 46,843 shares of non-transferrable restricted stock granted to Mr. E. Coppola under the 1994 Incentive Plan, the 2000 Incentive Plan or the 2003 Incentive Plan which will vest after May 29, 2004.

(14)
Includes 3,295 shares held by Mr. O'Hern as custodian for his minor children.

(15)
Includes 35,223 shares of non-transferrable restricted stock granted to Mr. O'Hern under the 1994 Incentive Plan, the 2000 Incentive Plan or the 2003 Incentive Plan which will vest after May 29, 2004 and 754 shares of Common Stock held for Mr. O'Hern under the Company's 401(k)/Profit Sharing Plan.

(16)
Includes 17,749 shares subject to options granted to Mr. Bayer under the 1994 Incentive Plan which are currently exercisable or become exercisable before May 30, 2004 and 3,195 shares held by Mr. Bayer as custodian for his minor children. Also includes shares of Common Stock held by the Bayer Trust for which Mr. Bayer and his wife are co-trustees.

(17)
Includes 30,190 shares of non-transferrable restricted stock granted to Mr. Bayer under the 1994 Incentive Plan, the 2000 Incentive Plan or the 2003 Incentive Plan which will vest after May 29, 2004.

(18)
Includes 10,010 shares subject to options granted to Mr. Contis under the 1994 Incentive Plan which are currently exercisable or become exercisable before May 30, 2004.

(19)
Includes 40,253 shares of non-transferrable restricted stock granted to Mr. Contis under the 1994 Incentive Plan, the 2000 Incentive Plan or the 2003 Incentive Plan which will vest after May 29, 2004.

(20)
Includes 600 shares owned by Mr. Contis' wife as to which shares Mr. Contis has neither voting nor investment power and disclaims any beneficial ownership, and 2,600 shares held by Mr. Contis as custodian for his minor children. In addition, includes 61,928 shares held in the Contis Family Trust for which Mr. Contis and his wife are co-trustees.

(21)
Includes 16,452 shares of non-transferrable restricted stock granted to Mr. Sidwell under the 1994 Incentive Plan, the 2000 Incentive Plan or the 2003 Incentive Plan which will vest after May 29, 2004.

        Biographical information concerning Messrs. Siegel, A. Coppola, Anderson and E. Coppola is set forth under the caption "Information Regarding Nominees and Directors."

        Thomas E. O'Hern has been an Executive Vice President of the Company since December 1998 and has been the Chief Financial Officer and Treasurer of the Company since July 1994. Mr. O'Hern also served as a Senior Vice President of the Company from March 1994 to December 1998. From the formation of the Company to July 1994, Mr. O'Hern served as Chief Accounting Officer, Treasurer and Secretary of the Company. Mr. O'Hern is a member of the Board of Directors of Linux Progeny, Inc., a private software company, and is a trustee for Little Company of Mary Hospital Foundation.

        Richard A. Bayer joined the Company in May 1994, and has been General Counsel and Secretary of the Company since July 28, 1994 and an Executive Vice President of the Company since December 1998. From 1983 to 1994, Mr. Bayer was an attorney with the law firm of O'Melveny & Myers LLP. From 1972 to 1983, Mr. Bayer held various professional positions at the University of California, San Diego, including Resident Dean of Revelle College and Associate Dean of Students. Mr. Bayer is a member of the Board of Directors of the Independent Colleges of Southern California, Inc., a 501(c)(3) tax-exempt charitable organization, and is a member of the Board of Trustees of Whittier College.

        David J. Contis has been employed by the Company since May 1997, and currently serves as its Executive Vice President and Chief Operating Officer. Prior to joining the Company, Mr. Contis was employed from January 1980 to May 1997 by various affiliates of Equity Group Investments Inc., a diversified holding company for the real estate and corporate investments of Mr. Samuel Zell. From 1987 to 1997, Mr. Contis was employed in various capacities by Equity Properties & Development L.P., a subsidiary of Equity Group Investments Inc. Equity Properties & Development L.P. owned and managed a portfolio of 38 retail properties, aggregating 20 million square feet. In 1992, Mr. Contis was named Vice Chairman, Executive Vice President and Chief Operating Officer of Equity Properties & Development L.P. From 1997 until June 2003, Mr. Contis served as a member of the Board of Directors, Compensation Committee and Audit Committee of Dundee Realty Corp., Toronto, Canada. Mr. Contis is also an attorney. In addition, Mr. Contis is a Trustee of the International Council of Shopping Centers.

        Larry E. Sidwell joined the Company in February 1997 as Senior Vice President, Development of Macerich Management Company, and was appointed Senior Vice President, Development of the Company in April 1998 and is currently Executive Vice President, Real Estate. He is responsible for the Company's redevelopment and expansion activities involving anchor tenants. Mr. Sidwell held various positions with The May Department Stores Company during the period from April 1983 until joining the Company in 1997, including Vice President of the Western Region, and Senior Vice President of May Realty, Inc. Mr. Sidwell was Director of Development of C.B.L. & Associates, Inc. from December 1981 until March 1983, and prior to that held various positions with Sears, Roebuck and Co. during the period commencing in July 1969, including Vice President, Development for the Western Region for Homart Development Co.

Executive Compensation

        The following table and accompanying notes show for the Chairman, Chief Executive Officer, Vice-Chairman and the four next most highly compensated executive officers of the Company, as of December 31, 2003, the aggregate compensation paid by the Company and the Macerich Management Company to such persons for their performance during 2003, 2002 and 2001.

Summary Compensation Table

	Annual Compensation(1)				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)(2)	Bonus($)		Restricted Stock Awards($)(3)(4)	Securities Underlying Options/SARs(#)	All Other Compensation ($)(5)(6)
Mace Siegel Chairman	2003 2002 2001	350,000 350,000 350,000	— — —		— — —	— — —	151,550 3,745 3,745
Arthur M. Coppola President and Chief Executive Officer	2003 2002 2001	650,000 668,462 500,000	(3 (3 (3	) ) )	2,166,665 2,708,323 4,151,000	— — —	240,130 95,624 42,349
Dana K. Anderson Vice Chairman	2003 2002 2001	300,000 300,000 300,000	— — —		— — —	— — —	9,808 5,895 5,895
Edward C. Coppola Executive Vice President	2003 2002 2001	350,000 350,000 350,000	(3 (3 (3	) ) )	849,987 1,249,998 375,000	— — —	41,707 22,983 17,315
David J. Contis Executive Vice President and Chief Operating Officer	2003 2002 2001	400,000 400,000 360,254	(3 112,901(3)(7 118,751(3)(7	) ) )	799,996 1,000,011 350,000	— — —	124,821 40,000 23,113
Thomas E. O'Hern Executive Vice President and Treasurer	2003 2002 2001	350,000 350,000 327,885	(3 (3 (3	) ) )	700,000 875,000 306,250	— — —	135,901 32,250 26,994
Richard A. Bayer Executive Vice President, General Counsel and Secretary	2003 2002 2001	300,000 300,000 266,827	(3 (3 (3	) ) )	600,005 749,992 262,500	— — —	6,621 6,000 5,100

(1)
The value of all perquisites and personal benefits, securities or property provided by the Company to each of the above executives did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of the executive in any year.

(2)
The base salary for Mr. A. Coppola in 2002 reflected a salary increase from $500,000 to $650,000 retroactive to November 8, 2001. For 2001, the base salary for Messrs. Contis, O'Hern and Bayer increased effective June 1, 2001. Salary earned but deferred under the Company's deferred compensation plans at the election of those officers is included in such amounts. Under split dollar life insurance arrangements with Messrs. Siegel, A. Coppola, Anderson and E. Coppola, the Company has used some portion of the amounts deferred to pay the component of the premium attributable to the whole life element of a life insurance policy for each executive. The Company has not included the amount of premiums attributable to the whole life elements of the policies in the column for "All Other Compensation," where such premium payments are normally reported, because to do so would result in a double reporting of those amounts. The component of the premium attributable to the term element of the policy is not paid by the Company. Since July 30, 2002, the effective date of the Sarbanes-Oxley Act of 2002, the Company has suspended premium payments on the policies due to the uncertainty as to whether such payments would be permitted under the Act.

(3)
The Company has established a cash bonus/restricted stock program (the "Restricted Stock Bonus Program") under the 1994 Incentive Plan, the 2000 Incentive Plan and the 2003 Incentive Plan for executives and senior officers. In 2001, 2002 and 2003, eligible participants were offered the opportunity to elect to receive all or a portion of what would otherwise have been a cash bonus in restricted stock. Subject to certain conditions, if a participant timely elected to receive restricted stock instead of cash, he received a number of restricted shares of Common Stock that had a market value (not considering the effect of vesting restrictions) as of the date of the award at 1.5 times the amount he would otherwise then receive in cash. The dollar value of these bonus awards, to the extent paid in restricted shares, is included under the column "Restricted Stock Awards" at this higher amount and represents in that respect value for services to be rendered prior to the vesting of the award.

For the bonus earned in 2003, Messrs. A. Coppola, E. Coppola, Contis, O'Hern and Bayer elected to participate in the Restricted Stock Bonus Program and received grants on two different dates. The notional cash amount of the executive's bonus received in restricted stock, the number of shares of restricted stock received under the Restricted Stock Bonus Program and the dollar value of such shares as of the first grant date based on the closing price of the Common Stock on March 31, 2003 of $31.68 were: Arthur Coppola-$216,667; 10,259 shares ($325,000); Edward Coppola-$100,000; 4,735 shares ($150,000); David Contis-$80,000; 3,788 shares ($120,000); Thomas O'Hern-$70,000; 3,314 shares ($105,000); and Richard Bayer-$60,000; 2,841 shares ($90,000). The notional cash amount of the executive's bonus received in restricted stock, the number of shares of restricted stock received under the Restricted Stock Bonus Program and the dollar value of such shares as of the second grant date based on the closing price of the Common Stock on March 31, 2004 of $53.90 were: Arthur Coppola-$650,000; 18,089 shares ($975,000); Edward Coppola-$240,000; 6,679 shares ($360,000); David Contis-$240,000; 6,679 shares ($360,000); Thomas O'Hern-$210,000; 5,844 shares ($315,000); and Richard Bayer-$180,000; 5,009 shares ($270,000). See also Note (4) below.

For the bonus earned in 2002, Messrs. A. Coppola, E. Coppola, Contis, O'Hern and Bayer elected to participate in the Restricted Stock Bonus Program. The notional cash amount of the executive's bonus received in restricted stock, the number of shares of restricted stock received under the Restricted Stock Bonus Program and the dollar value of such shares as of the measurement date based on the closing price of the Common Stock on March 31, 2003 of $31.68 were: Arthur Coppola-$1,083,333; 51,294 shares ($1,625,000); Edward Coppola-$500,000; 23,674 shares ($750,000); David Contis-$400,000; 18,939 shares ($600,000); Thomas O'Hern-$350,000; 16,572 shares ($525,000); and Richard Bayer-$300,000; 14,205 shares ($450,000). See also Note (4) below.

For the bonus earned in 2001, Messrs. E. Coppola, Contis, O'Hern and Bayer elected to participate in the Restricted Stock Bonus Program. The notional cash amount of the executive's bonus received in restricted stock, the number of shares of restricted stock received under the Restricted Stock Bonus Program and the dollar value of such shares as of the grant date based on the closing price of the Common Stock on March 28, 2002 (the last trading day before the grant date) of $30.15 were: Edward Coppola-$150,000; 7,463 shares ($225,000); David Contis-$140,000; 6,965 shares ($210,000); Thomas O'Hern-$122,500; 6,095 shares ($183,750) and Richard Bayer-$105,000; 5,224 shares ($157,500). See also Note (4) below.

Mr. A. Coppola also elected to participate in the Restricted Stock Bonus Program for his bonus earned in 2001. The notional cash amount of his bonus received in restricted stock, the number of shares of restricted stock received under the Restricted Stock Bonus Program and the dollar value of such shares as of the grant date based on the closing price of the Common Stock on August 9, 2002 of $30.40 were: $550,000; 27,138 ($825,000). Mr. A. Coppola also received a 100,000 share grant of restricted stock on February 14, 2002 which vests over a five-year period. The closing price of the Common Stock on February 14, 2002 was $27.76.

(4)
Dollar amount shown equals the number of shares of restricted stock earned in the applicable year (including those grants under the Restricted Stock Bonus Program) multiplied by the stock price on the grant date. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the shares. Certain of the restricted stock grants in 2003 were granted subject to the achievement of certain performance-related goals concerning the acquisition of Westcor Realty Limited Partnership, LP and its affiliates ("Westcor") (See the discussion in the "Report of the Compensation Committee"). The Compensation Committee determined those goals were achieved on November 3, 2003. The number of shares of restricted stock released on November 3, 2003 and the dollar value of such shares based on the closing stock price on November 3, 2003 of $41.00 were: Arthur Coppola 17,098 shares ($701,018); Edward Coppola-7,891 shares ($323,531); David Contis-6,313 shares ($258,833); Thomas O'Hern-5,524 shares ($226,484); and Richard Bayer-4,735 shares ($194,135).

The number and dollar value of shares of restricted stock held on December 31, 2003 based on the closing price of the Common Stock on December 31, 2003 of $44.50 were: Arthur Coppola 241,737 shares ($10,757,297); Edward Coppola-69,499 shares ($3,092,706); David Contis-56,875 shares ($2,530,938); Thomas O'Hern-45,597 shares ($2,029,067); and Richard Bayer-38,901 shares ($1,731,095). Restricted stock granted in 2001, 2002 and 2003 vest over a three-year period, with 33 1/3% of the shares vesting on each of the first, second and third anniversaries of the grant date, except for Mr. A. Coppola's February 14, 2002 grant of 100,000 shares which vests in equal installments over five years. Dividends are paid in cash on all shares of restricted stock at the same rate as on unrestricted shares. The vesting of restricted stock held also will be accelerated if the Company terminates the executive without cause. For Messrs. E. Coppola, Contis, O'Hern and Bayer, the vesting of restricted stock held by these executive officers will be accelerated upon a change of control pursuant to the terms of the agreements discussed below. Vesting can also be accelerated in the discretion of the Committee administering the applicable plans.

(5)
Amounts shown for 2003, 2002 and 2001 include matching deferred compensation contributions by the Company as determined by the Board of Directors annually under certain deferred compensation plans. Amounts shown for Messrs. E. Coppola (in 2001 and 2002), Contis, O'Hern and Bayer also include profit sharing contributions by the Company as determined by the Board of Directors annually under the Company's 401(k)/Profit Sharing Plan.

(6)
Amounts shown for 2003 include the amounts earned in 2003 based upon selected crediting alternatives under the Company's deferred compensation plans by Mr. Siegel (2003-$148,666); Mr. A. Coppola (2003-$171,699); Mr. E. Coppola (2003-$30,265); Mr. Contis (2003-$98,821); Mr. O'Hern (2003-$121,151) and Mr. Bayer (2003-$621). No amounts were earned in 2001 or 2002 for these participants based upon selected crediting alternatives under the Company's deferred compensation plans. Amounts reported do not include dividends paid on restricted stock at the same rate as paid on outstanding unrestricted shares.

(7)
Represents forgiveness of $110,000 of principal and $2,901 of imputed interest for 2002 and represents forgiveness of $110,000 of principal and $8,751 of imputed interest for 2001 pursuant to a relocation loan agreement between the Company and Mr. Contis. All amounts representing imputed interest were calculated at an imputed rate of 7% per annum. As of May 1, 2002, there was no outstanding principal balance remaining.

Employment and Termination Benefit Agreements

        The Company or an affiliate has employment agreements with Messrs. Siegel, A. Coppola, Anderson, E. Coppola, O'Hern, Bayer and Sidwell which provide for various benefits, including minimum annual base salaries. Actual salaries paid to each of these executives are set forth in the "Summary Compensation Table" above and exceed the minimum base salaries. All of the agreements are in extension periods and provide for automatic one-year extensions when one year of the term, as extended, remains unless notice to the contrary is delivered by either party within 30 days of the expiration date.

        The employment agreements provide for various payments to the executive officer or his beneficiaries in the event of his death, disability or termination of employment. In the event of death or disability, during the remainder of the term of the agreement, the Company will continue to pay the executive or his beneficiaries, as applicable, the executive's annual base salary at the same time and in the same manner as if he had continued to perform services under the agreement. In addition, the executive or his surviving spouse is entitled to receive the same level of health insurance provided to other executives of the Company. If the executive's employment is terminated by the Company for "cause" or because the executive violated any non-competition, anti-solicitation or confidentiality provisions of the agreement, the agreement terminates without further obligation to the executive except for payment of accrued amounts (including any deferred compensation). If the Company terminates the executive's employment other than for cause, the Company is required to pay to the executive a lump sum equal to three times the executive's base salary for one year at the rate in effect immediately prior to the executive's termination, any accrued vacation pay and any compensation previously deferred by the executive in accordance with the terms of any deferred compensation plan or agreement.

        These employment agreements further provide various benefits to the executives if, within two years following a change of control, the executive officer's employment is terminated other than for cause or he terminates his employment for "good reason". In 2002, the Company entered into Management Continuity Agreements (the "Continuity Agreements") with Messrs. E. Coppola, Contis, O'Hern, Bayer and Sidwell which amend the change of control benefits provided under the employment agreements for each such executive (as applicable) and provide benefits consistent with current industry practice. The Continuity Agreements provide that if within two years following a change of control (the "Protected Period") the executive officer's employment is terminated for any reason other than cause, death or disability or by the executive for good reason, such executive officer will be entitled to receive an amount equal to two times the sum of (1) the executive's base salary and (2) the average of the cash and stock portion of the executive's annual incentive bonus payable in each of the three preceding years (including any cash portion of an incentive bonus which the executive has elected to convert into shares of restricted stock or stock units under the Restricted Stock Bonus Program or other comparable, optional stock-in-lieu of cash benefit programs). "Good reason" generally includes an adverse and significant change in position, duties or responsibilities, reduction in base salary, change of location, adverse modification of bonus, benefit plans or fringe benefits or material breach of the employment agreement or Continuity Agreement by the Company. "Change of control" generally requires a corporate transaction involving a 40% or greater change in ownership, certain majority changes in the Board of Directors or with limited exceptions the acquisition of more than 20% of the Company's outstanding shares of Common Stock or voting securities by any person.

        The Continuity Agreements further provide that if any payment by the Company to or for the benefit of the executive (whether pursuant to the terms of the Continuity Agreement or otherwise) would be subject to an excise tax imposed under certain provisions of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties with respect thereto (the "Excise Tax"), then the executive shall be entitled to receive a gross-up payment in an amount so that the executive is in the same after-tax position as if there were no Excise Tax. The executive will not receive this gross-up payment if the parachute value of all such payments does not exceed 110% of an amount equal to 2.99 times the executive's "base amount" (the "Safe Harbor Amount"). In such event, the amounts payable under the Continuity Agreement shall be reduced so that the parachute value of all payments to the executive, in the aggregate, equals the Safe Harbor Amount.

        Upon a change of control, the Continuity Agreements provide that any shares of restricted stock or stock units held by the executive that remain unvested shall immediately vest and any unvested stock options held by the executive shall vest and be exercisable. Any such stock options shall remain exercisable not less than one year after the date of the change of control.

        Messrs. Siegel, A. Coppola and Anderson will receive the change of control benefits provided under their employment agreements. These agreements generally provide various benefits to the executives if, within two years following a change of control, the executive officer's employment is terminated other than for cause or he terminates his employment for good reason which includes payment of an amount equal to the sum of the highest annual salary in effect during the three years preceding the change of control and the highest bonus award received for any calendar year prior to the change of control. Any unvested restricted stock also will generally be accelerated if the executive terminates for good reason after a change of control.

        In addition, the vesting of restricted stock held by executive officers generally will be accelerated if the Company terminates the executive without cause. The Compensation Committee also has discretionary authority to accelerate the exercisability of any or all options and the vesting of other awards under the Incentive Plans in a change in control or other context.

        Furthermore, the Company has established an executive officer salary deferral plan for Messrs. Siegel, A. Coppola, Anderson and E. Coppola pursuant to which participants are entitled to defer compensation until the earlier of a specified date established by the participant or his death. This plan provides that participants become 100% vested upon a change in control in all amounts credited to their accounts.

Option Grants and Exercises

        Option Grants in Fiscal Year 2003.    None of the executives listed under the "Summary Compensation Table" received any option grants in 2003. The Company has not granted any stock appreciation rights.

        Option Exercises and Year-End Holdings.    The following table sets forth information regarding the number and value of options held at the end of 2003 by the Company's Chairman of the Board, Chief Executive Officer, Vice Chairman and the four other most highly compensated executive officers.

Aggregated Option Exercises in 2003 and
Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)	Value of Unexercised in-the-Money Options at Fiscal Year End($)(1)
Name	Securities Acquired on Exercise(#)	Value Realized($)(2)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Mace Siegel	32,000	345,600	16,711/0	426,131/0
Arthur M. Coppola	29,313	491,938	570,687/0	12,888,552/0
Dana K. Anderson	15,754	354,938	0/0	0/0
Edward C. Coppola	87,869	1,817,995	202,131/0	4,796,807/0
David J. Contis	29,990	530,030	10,010/0	211,461/0
Thomas E. O'Hern	44,938	861,101	0/0	0/0
Richard A. Bayer	37,751	697,067	17,749/0	390,307/0

(1)
This amount represents solely the difference between the market value at December 31, 2003 ($44.50) of those unexercised options which had an exercise price below such market price (i.e., "in-the-money options") and the respective exercise prices of the options. No assumptions or representations regarding the "value" of such options are made or intended.

(2)
An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the increase in the price of Common Stock from the option grant date to the option exercise date. No cash is realized until the shares received upon exercise of an option are sold.

Compensation Committee Interlocks and Inside Participation

        The Compensation Committee members are James Cownie, Stanley Moore and Dr. William Sexton. No member of the Compensation Committee is a past or present officer or employee of the Company. Mr. Moore's son-in-law is employed by one of the Company's affiliates as a Senior Vice President of Business Development and his 2003 compensation did not exceed $200,000. The compensation and benefits provided to him are consistent with those provided to other employees with comparable qualifications, responsibilities and experience. Mr. Moore did not participate in any decision-making regarding his son-in-law's performance or compensation. No compensation committee interlocks existed during 2003.

Certain Transactions

        The following provides a description of certain relationships and related transactions between various directors and executive officers of the Company and the Company or its subsidiaries and affiliates.

        Macerich Management Company.    All of the common stock of Macerich Management Company is owned by the Principals, which enables the Principals to control the election of the board of directors. The Operating Partnership owns all of the non-voting preferred stock of Macerich Management Company, which is generally entitled to dividends equal to 95% of the net cash flow of the company. Macerich Management Company provides property management services to Centers owned by certain of the Company's joint venture entities and other third parties.

        Macerich Management Company provides property management, leasing and other related services to eight community shopping centers and other businesses in which Mr. Siegel has interests. Under the terms of the applicable management agreements, Macerich Management Company pays compensation to on-site employees, leasing agents and redevelopment and construction staff, and other administrative expenses. In addition, Macerich Management Company earns a management fee equal to approximately two percent of gross rental revenue. Management fees earned from services provided to these community shopping centers and other businesses during the year ended December 31, 2003 were $74,327.

        Pursuant to certain management agreements, the Operating Partnership and certain Property Partnerships engage Macerich Management Company to provide property management, leasing and other related services to the Centers. Under the terms of the management agreements, Macerich Management Company is reimbursed for compensation paid to on-site mall employees, leasing agents and redevelopment and construction staff, and other administrative expenses. In addition, Macerich Management Company earns a management fee typically equal to three and one-half to five percent of gross rental revenue. Management fees paid to Macerich Management Company for services provided to the Centers during the year ended December 31, 2003 were $10,190,759.

        Macerich Management Company employs Mr. A. Coppola's daughter, Mr. Moore's son-in-law and Mr. Anderson's son as a Senior Manager of Business Development, a Senior Vice President of Business Development and a Senior Manager of Leasing, respectively. The compensation and benefits provided to these individuals are consistent with those provided to other employees with comparable qualifications, responsibilities and experience. The 2003 salary and bonus paid to each of Mr. Coppola's daughter, Mr. Moore's son-in-law, and Mr. Anderson's son did not exceed $200,000.

        Guarantees.    The Principals have guaranteed a mortgage loan encumbering one Center. The aggregate principal amount of the loan is approximately $21,750,000, of which approximately $13,676,400 is guaranteed by the Principals as follows: Mr. Siegel $6,525,000; Mr. A. Coppola $1,631,250; Mr. Anderson $3,480,000 and Mr. E. Coppola $2,040,150.

        Loans to Executive Officers.    During 1997, to encourage acquisitions of Common Stock by certain executives, the Company made loans to Messrs. Contis and E. Coppola to finance their purchase of Common Stock on the open market. From January 1, 2003 through July 7, 2003, the outstanding balance of the loan made to Mr. Contis was $999,887 which was repaid in full in two installments of $625,000 on July 8, 2003 and $374,887 on July 31, 2003. Mr. E. Coppola repaid all outstanding amounts under his loan on September 18, 2003. From January 1, 2003 through September 17, 2003, the outstanding balance of the loan for Mr. E. Coppola was $999,887. Each loan to Messrs. Contis and E. Coppola was in the principal amount of $999,887, was full recourse to the executive, had a term of ten years (unless the executive's employment was terminated earlier, whereupon the loan was to be repaid within ten business days, except as necessary to avoid short-swing profit exposure), bore interest at a rate of 7% per annum (which was payable quarterly and was at all times paid when due), and was secured by a pledge of 39,869 shares of Common Stock that were purchased by the executive.

        During 1999, the Company authorized a loan of $1,000,000 to Mr. A. Coppola to finance his purchase of Common Stock on the open market. Mr. A. Coppola used this loan to purchase an aggregate of 51,488 shares in 1999 and 2000. On November 19, 2003, Mr. A. Coppola repaid all outstanding amounts under his loan. The loan had the same terms as the loans described above and was secured by a pledge of the 51,488 shares of Common Stock that were purchased by Mr. A. Coppola. From January 1, 2003 to November 18, 2003, the outstanding balance of the loan was $999,994.

        Website Services.    During 1999, the Company chose Red 5 Interactive, Inc. ("Red 5"), after evaluating other potential service providers, to develop websites for many of the Company's Centers.

During 2003, Red 5 was paid $614,990 for the website design, development, applications, maintenance, hosting and support services it provided under certain agreements with the Company. Red 5 will continue to provide these services to an increasing number of the Company's websites as well as additional specialty services to the Company during 2004 at an estimated cost of $620,000. The Company believes the terms of these agreements with Red 5 are fair to the Company and are no less favorable than those available through unrelated third parties providing comparable services. The E.C. Coppola Family Limited Partnership (an entity controlled by Mr. E. Coppola) owns a 25.5% interest in Red 5. This family partnership is 90% owned by the trusts for Mr. E. Coppola's children and 5% owned by each of Mr. Coppola and his wife. Mr. Coppola's interest and involvement in the transactions with Red 5 is solely through the E.C. Coppola Family Limited Partnership's ownership of Red 5 stock. Mr. Coppola's brother-in-law is the President and CEO, a director and 25% shareholder of Red 5.

        The following Report of the Compensation Committee and the Stock Performance Graph included in this Proxy Statement shall not be deemed filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report or the Stock Performance Graph by reference into a filing under either of such Acts. Neither the Report nor the Stock Performance Graph shall be deemed to be soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee.    The Compensation Committee (the "Committee") reviews and recommends to the Board of Directors compensation for the Company's executive officers, reviews the Company's overall compensation structure and philosophy and administers certain of the Company's employee benefit and stock plans, with authority to authorize awards under the Company's incentive plans. The current members of the Committee are Messrs. Moore and Cownie and Dr. Sexton.

        Objectives of the Company's Executive Compensation Program.    The Company's executive compensation program is intended to attract, retain and reward experienced, highly motivated executives who are capable of leading the Company effectively and continuing its growth. The Company's objective has been to utilize a combination of cash and equity-based compensation to provide appropriate incentives for executives to achieve the business objectives of the Company which include encouraging stock ownership. The Committee intends to target aggregate compensation levels at rates that are reflective of current practices of comparable companies in the real estate investment trust ("REIT") industry, particularly companies that own retail malls.

        Elements of the Program.    The Company's executive compensation program includes three principal elements, each of which is intended to serve the overall compensation philosophy of the Company. First, the executive's base salary is intended to create a minimum level of compensation that is reasonably competitive with other retail mall REITs. Second, the Company generally uses restricted stock and may use other stock awards, including stock options, under its incentive plans as a long-term incentive. The Company believes that these types of awards are an important means to link the interests of management and stockholders and to encourage management to adopt a longer term perspective. Finally, the Company has established an annual incentive compensation plan for executive officers and other senior officers and key employees under which bonuses, which may be paid in cash and/or in the form of restricted stock, are awarded based upon the achievement of individual and corporate performance goals. The objective of this incentive compensation plan is to motivate and reward executives for performance that benefitted the Company and to recognize the contribution of its key employees. In addition, the Restricted Stock Bonus Program established under the Company's stock incentive plans offers greater flexibility regarding cash bonuses and provides a convenient method for participants to elect to increase their stock ownership in the Company. Eligible participants are offered the opportunity to receive all or a portion of what would otherwise have been a cash bonus in restricted stock, valued as of the date of the award at 1.5 times the amount otherwise payable in cash to reflect the substantial risks associated with the deferral of payment and vesting restrictions of the award. See Note 3 on page 16 of this Proxy Statement.

        Executive officers of the Company further participate in certain deferred compensation plans, and four executive officers also participate in a split dollar life insurance arrangement (subject to compliance with the Sarbanes-Oxley Act of 2002), to assist them in their tax and estate planning. In addition, the executive officers are eligible to receive other benefits such as medical and retirement benefits.

        Competitive Compensation Comparisons.    The Company has commissioned an outside compensation consultant, FPL Associates, L.P. ("FPL"), to assist the Committee in the development and review of the Company's compensation programs for its executive and senior officers and certain key employees. Among other things, FPL has reviewed the compensation programs of similar companies in the REIT industry, including retail mall owners, and compared them to the Company's compensation programs. Since the Company's initial public offering, FPL has performed these reviews typically on an annual basis focusing on the development of a competitive total compensation program. The last compensation study was conducted in 2003.

        CEO Compensation.    Mr. Arthur Coppola's base salary is reviewed by the Committee on an annual basis and is subject to discretionary increases that generally are based on, in the subjective judgment of the Committee, individual and corporate performance (including changes in total funds from operations, funds from operations per share, the Company's stock price and the successful completion of acquisitions, financings, redevelopments and other business initiatives) and competitive, economic and other factors deemed relevant by the Committee. The Committee believed that Mr. Coppola's 2002 base salary of $650,000 should remain the same for 2003.

        Mr. Coppola's annual long-term incentive compensation awards were based upon the Committee's evaluation of his individual and the Company's performance as described above as well as the Committee's desire to maintain Mr. Coppola's long-term incentive compensation at a level which is competitive to that of his peers in the REIT industry. Mr. Coppola elected in advance to participate in the Restricted Stock Bonus Program for his 2003 bonus and in accordance with the terms of this Program received 28,348 shares of restricted stock in lieu of a $866,667 cash bonus. As an additional long-term incentive, the Committee granted to Mr. Coppola 18,898 additional shares of restricted stock for his performance in 2003. These grants of restricted stock were granted in two parts and vest over a three-year period.

        First, Mr. Coppola received a conditional grant of 17,098 shares of restricted stock which was subject to completion of certain goals related to the Westcor acquisition in 2002. The acquisition of Westcor was a historic event for the Company and the Committee recognized that additional goals relating to the Westcor acquisition (including the integration of Westcor, reduction of variable rate debt, sale of non-core properties and substantial progress regarding the completion and leasing of two development projects) remained to be achieved by the CEO and certain executive officers in 2003. The Committee determined that these specified goals were met in November of 2003. A second grant of 30,148 shares of restricted stock was made to recognize Mr. Coppola's overall performance in 2003. The Committee primarily based its performance assessment on a funds from operations per share matrix which included an analysis of the assumptions used in setting the matrix for 2003. The matrix has three levels of performance: threshold, target and high performance. In determining the amount of the grant, the Committee also subjectively appraised Mr. Coppola's leadership as CEO of the Company. The Committee made a highly favorable assessment of Mr. Coppola's performance as CEO and believed that the Company's progress in 2003, including its strong financial performance, was in many ways a result of Mr. Coppola's leadership and direction. Based on this review, the Committee determined that Mr. Coppola met the target level of the Company's performance matrix with respect to both the Company's financial performance and his individual performance.

        Other Executive Officers.    The Committee believed that the salary structure in place for Messrs. E. Coppola, Contis, O'Hern, Bayer and Sidwell and the other executive officers remained appropriate for 2003. The other executive officers also received, in some cases, bonus awards under the Company's incentive compensation plan and equity-based incentive compensation in the form of restricted stock awards for their 2003 performance. The 2003 restricted stock awards and bonuses were granted to certain executive officers based on the Committee's subjective evaluation of individual and corporate performance, including the factors described above regarding Mr. A. Coppola's compensation. As with Mr. A. Coppola, the restricted stock awards for Messrs. E. Coppola, Contis, O'Hern and Bayer were awarded in two parts based on the same criteria used for Mr. A. Coppola. Messrs. E. Coppola, Contis, O'Hern, Bayer and Sidwell each participated in the Restricted Stock Bonus Program and elected to convert all of what would otherwise have been a cash bonus to restricted stock. All of the executives are entitled to receive minimum specified annual base salaries as set forth in their respective employment agreements with the Company, except Mr. Contis who does not have an employment agreement. The Committee contemplates that any annual increases will generally be based on substantially the same criteria that will be used for Mr. A. Coppola.

        For details of the grants to the executive officers, see the table captioned "Summary Compensation Table" and the discussion at page 17 of this Proxy Statement. All of these restricted stock grants as well as the continuation of the Restricted Stock Bonus Program were made on a basis that is consistent with the Company's philosophy of granting long-term incentive awards to provide executives with a promise of longer-term rewards directly linked to increased share values. Mr. Moore did not participate in any decisions regarding the restricted stock awards.

        Section 162(m) Issues.    The Committee's policy with respect to Section 162(m) of the Internal Revenue Code has been to make reasonable efforts to provide that compensation, in the ordinary course, is deductible while preserving the ability to pay bonus and long-term compensation that may not be deductible if such compensation in its view is appropriate to incentivize and reward Company executives relative to their performance. As the Committee in recent years has increased the use of restricted stock (rather than options) as a form of annual and long-term compensation, an increasing proportion of the compensation paid to six of the Company's executive officers has exceeded the $1,000,000 limitation imposed by Section 162(m) with respect to deductible, non-performance-based compensation per executive officer. The Company's restricted stock grants have not been performance-based for these purposes; consequently the regular and cumulative vesting, or any accelerated vesting, of one or more awards can result in non-deductible compensation. However, as long as the Company continues to qualify as a REIT under the Code, the payment of non-deductible compensation should not have material adverse consequences for the Company so long as the Company continues to distribute at least 90% of its taxable income.

Members of the Compensation Committee
James S. Cownie
Stanley A. Moore
Dr. William P. Sexton

STOCK PERFORMANCE GRAPH

        The following graph provides a comparison, from December 31, 1998 through December 31, 2003, of the yearly percentage change in the cumulative total stockholder return (assuming reinvestment of dividends) of the Company, the Standard & Poor's ("S&P") 500 Index and the NAREIT Equity REIT Total Return Index (the "NAREIT Index"), an industry index of 175 REITs (including the Company). The NAREIT Index includes REITs with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate.

        The graph assumes that the value of the investment in each of the Company's Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends.

        Upon written request directed to the Secretary of the Company, the Company will provide any stockholder with a list of the REITs included in the NAREIT Index. The historical information set forth below is not necessarily indicative of future performance. Data for the NAREIT Index and the S&P 500 Index were provided to the Company by SNL Securities LC.

	Period Ending
Index
	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
The Macerich Company	100.00	88.46	89.86	136.42	170.05	262.52
S&P 500 Index	100.00	121.11	110.34	97.32	75.75	97.51
NAREIT Index	100.00	95.38	110.28	131.81	143.13	195.51

PRINCIPAL STOCKHOLDERS

        Except as otherwise noted, the following table sets forth information as of March 31, 2004 with respect to the only persons known by the Company to own beneficially more than 5% of the outstanding shares of its Common Stock, based upon Schedule 13G and Schedule 13D reports filed with the Commission, and, as of March 31, 2004, the number of shares of the Company's Common Stock beneficially owned by its executive officers and directors as a group. Each of the persons listed below which has reported that it may be considered a beneficial owner of more than 5% of the Company's outstanding shares of Common Stock has certified that, to the best of its knowledge and belief, the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect. The number of shares of the Company's Common Stock beneficially owned by each director is set forth in "Information Regarding Nominees and Directors" and the number of shares beneficially owned by each named executive officer is set forth in "Executive Officers."

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Cohen & Steers Capital Management, Inc.(1) 757 Third Avenue New York, New York 10017	6,176,616	10.45%
Lend Lease Rosen Real Estate Securities LLC Lend Lease Real Estate Investments, Inc. Rosen Financial Services II, L.L.C. Rosen Financial Services, Inc. and Kenneth T. Rosen(2) 1995 University Avenue Suite 550 Berkeley, CA 94704	4,026,410	6.81%
Security Capital Research & Management Incorporated(3) 11 South La Salle Street 2nd Floor Chicago, Illinois 60603	4,012,155	6.79%
Stichting Pensioenfunds ABP(4) Oude Lindestraat 70, Postbus 2889 6401 DL Heerlen, Netherlands	3,556,500	6.01%
Barclays Global Investors, NA Barclays Global Investors, LTD Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105 (5)	3,112,942	5.27%
All directors and executive officers as a group (13 persons)(6)	2,736,142	4.63%

(1)
The Schedule 13G indicates that the reporting entity is a registered investment adviser and has sole voting power with respect to 5,818,116 shares and sole dispositive power with respect to 6,176,616 shares.

(2)
These entities made a joint filing on Schedule 13G noting that each of Rosen Financial Services II, L.L.C. ("RFS II") and Lend Lease Real Estate Investments, Inc. ("LLREI") is filing this report because they are the owners of Lend Lease Rosen Real Estate Securities LLC ("LLR"), a registered investment adviser which acts as investment adviser to certain separate accounts which have purchased the reported securities. Rosen Financial Services, Inc. ("RFS") is the parent of RFS II and Kenneth T. Rosen is the parent of RFS. In its capacity as investment adviser, LLR has sole voting power with respect to 2,234,219 shares, sole dispositive power with respect to 3,987,320 shares and shared dispositive power with respect to 39,090 shares. LLREI's office address is 3424 Peachtree Road, Suite 800, Atlanta, GA 30326.

(3)
The Schedule 13G indicates that the reporting person is a registered investment adviser and has shared voting and dispositive power with respect to all shares reported.

(4)
The Schedule 13G indicates that the reporting entity is an entity established under the laws of the Kingdom of the Netherlands. The reporting person has sole voting and dispositive power with respect to all of such shares.

(5)
The Schedule 13G indicates that Barclays Global Investors, NA. is a bank and has sole voting and dispositive power with respect to 2,233,578 shares. Barclays Global Fund Advisors is a registered investment adviser and has sole voting and dispositive power with respect to 545,453 shares. Barclays Global Investors, LTD is a bank and has sole voting and dispositive power with respect to 76,863 shares. Its address is Murray House, 1 Royal Mint Court, London, England EC3N 4HH. The Schedule 13G also indicates that the shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(6)
Includes options to purchase shares under the 1994 Incentive Plan, the 2000 Incentive Plan, the 2001 Incentive Plan, the 2003 Incentive Plan or the Director Plan which are currently exercisable or become exercisable before May 30, 2004, restricted stock granted under the 1994 Incentive Plan, the 2000 Incentive Plan or the 2003 Incentive Plan and stock units credited to certain directors under the Director Phantom Stock Plan. See also the Notes to the tables on page 4 and 13 of this Proxy Statement.

AUDIT COMMITTEE MATTERS

        The Audit Committee consists of three members, Mr. Cownie, Ms. Laing and Dr. Sexton. Ms. Laing is the chairperson of the Committee and has been designated as an Audit Committee financial expert. In 2003, the Audit Committee met four times. The Audit Committee and the Board of Directors adopted a revised Charter for the Audit Committee in 2003 which complies with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE Rules. The Committee will review and reassess the adequacy of its Charter annually. The Company's securities are listed on the New York Stock Exchange and are governed by its listing standards. All members of the Audit Committee are Independent Directors and meet the independence requirements for audit committees under the NYSE Rules and the Exchange Act. (See "The Board of Directors and its Committees—Director Independence, Committee Charters and Audit Committee.")

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference into a filing under either of such Acts. The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act.

        The Audit Committee of the Board of Directors assists the Board in performing its oversight responsibilities for the Company's financial reporting process, audit process and internal controls as more fully described in the Audit Committee's Charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent accountants are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

        In the performance of its oversight function, the Audit Committee reviewed and discussed the Company's audited financial statements for the year ended December 31, 2003 with the Company's management and with the Company's independent accountants. In addition, the Committee discussed with the Company's independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Committee has also received and reviewed the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the accountants their independence from the Company.

        Based on the review and discussions with management and the independent accountants described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

Members of the Audit Committee
James S. Cownie
Diana M. Laing
Dr. William P. Sexton

Principal Accountants Fees and Services

        For the years ended December 31, 2003 and 2002, the Company paid fees to PricewaterhouseCoopers LLP for services in the following categories:

Audit Fees and All Other Fees

  Audit Fees

        Fees for audit services totaled $850,533 in 2003 and $601,375 in 2002, including fees associated with the annual audit of the Company and its subsidiaries or affiliates and the reviews of the Company's registration statements and periodic reports.

  Audit-Related Fees

        Fees for audit-related services totaled $306,917 in 2003 and $299,000 in 2002. Audit-related services principally include the incremental fees associated with stand-alone reports on consolidated subsidiaries and unconsolidated joint ventures.

  Tax Fees

        Fees for tax services, including tax return preparation, tax compliance, tax advice, tax planning, cost segregation studies (primarily in 2003) and earnings and profits projections, totaled $2,695,603 in 2003 and $1,828,243 in 2002.

  All Other Fees

        There were no fees paid for all other services not described above in 2003 and 2002.

        The Audit Committee determined that the provision of the non-audit services noted above is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The Company has been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Audit Committee Pre-Approval Policy

        Consistent with SEC policies regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent accountants. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent accountants. The Audit Committee approves a list of services and related fees expected to be rendered during any year period within each of four categories of service:

  (1)
  Audit Services include audit work performed on the financial statements, as well as work that generally only the independent accountants can reasonably be expected to provide, including work associated with registration statements under the Securities Act of 1933, as amended, periodic reports and other SEC documents, statutory or other financial audit work for subsidiaries and consultations surrounding the proper application of financial accounting and/or reporting standards.

  (2)
  Audit-Related Services include assurance and related services that are reasonably related to performance of an audit or traditionally performed by the independent accountants, including due diligence or agreed-upon procedures related to mergers, acquisitions, dispositions or refinancings, internal control reviews and assistance with internal control reporting requirements, special procedures required to meet certain financial, accounting or regulatory requirements and accounting, regulatory or disclosure consultations.

  (3)
  Tax Services include tax return preparation, tax planning and related tax services, tax advice, tax compliance, tax reporting, year-end estimated taxable income and distribution projections and tax due diligence for REIT compliance and other tax issues.

  (4)
  Other Services include those permissible non-audit services that do not fall within the above categories and are routine and recurring services that would not impair the independence of the accountants.

        The Audit Committee pre-approves the independent accountants services within each category. In 2003, the Audit Committee pre-approved the retention of PricewaterhouseCoopers LLP to perform various audit and permitted non-audit services for the Company within each of the four categories. For each proposed service, the independent accountant is required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent accountants' independence. The fees are budgeted and the Audit Committee requires the independent accountants and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent accountants for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent accountants. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. None of the non-audit services described above were approved by the Audit Committee pursuant to the deminimis exceptions provided in the Exchange Act.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS THE COMPANY'S INDEPENDENT ACCOUNTANTS

Independent Accountants

        The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company's independent accountants to audit its financial statements for the year ending December 31, 2004. PricewaterhouseCoopers LLP (including its predecessors) has served as the principal independent accountants for the Company since its formation in September 1993.

        Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this appointment by the stockholders. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, and may decide to retain them notwithstanding the vote. Even if the appointment is ratified, the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. In addition, if PricewaterhouseCoopers LLP should decline to act or otherwise become incapable of acting, or if the employment should be discontinued, the Audit Committee will appoint substitute independent public accountants. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

        Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2004. PROXIES RECEIVED WILL BE VOTED FOR RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

OTHER MATTERS

Solicitation of Proxies

        The cost of solicitation of Proxies in the form enclosed herewith will be paid by the Company. Solicitation will be made primarily by mail, but regular employees of the Company, without additional remuneration, may solicit Proxies by telephone, e-mail, facsimile and personal interviews. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain Proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Stockholder Proposals

        For a matter to be properly presented at the Annual Meeting by a stockholder, the Secretary of the Company must have received written notice thereof after February 28, 2004 and on or before March 29, 2004, as specified in the Company's Charter and Bylaws.

        A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy statement and form of Proxy for the 2005 annual meeting of stockholders must be received by the Company by December 10, 2004. Such a proposal must also comply with the requirements as to form and substance established by the Securities Exchange Commission for such proposals. A stockholder otherwise desiring to bring a proposal before the 2005 annual meeting of stockholders (including generally any proposal relating to the nomination of a director to be elected to the Board of Directors) must comply with the current advance notice and information requirements in the Company's Charter and Bylaws and deliver the proposal to the principal executive offices of the Company after February 27, 2005 and on or before March 29, 2005 (not less than 60 nor more than 90 days prior to the first anniversary of the this year's annual meeting). Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, No. 700, Santa Monica, California 90401, Attn: Secretary. Copies of the charter and Bylaws may be obtained by providing a written request to the Secretary of the Company at that address.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied, except that Mr. Anderson did not timely report exempt gifts of 13,919 shares to his family members, Mr. Bayer did not timely report one exempt acquisition of 23,674 shares of restricted stock and Dr. Sexton did not timely report one exempt exercise of 14,500 options.

Other Matters

        The Board of Directors does not know of any matter other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, Proxies will be voted in accordance with the discretion of the Proxy holders.

        REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY TODAY.

Appendix I

CHARTER OF THE AUDIT COMMITTEE
of the
BOARD OF DIRECTORS
of
THE MACERICH COMPANY

1.
Purpose.    The purpose of the Committee is to assist the Board of Directors (the "Board") of The Macerich Company (the "Company") in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, including (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent public accountants' qualifications and independence, and (d) the performance of the Company's internal audit function and independent public accountants.

  While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.

2.
Membership.    The Committee will be comprised of three or more directors of the Company's Board. All members of the Committee will be directors who meet the knowledge requirements and the independence requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Act") and the rules and regulations of the Commission no later than the date on which such requirements become effective. In addition, the members of the Audit Committee shall meet the Director Independence Standards established by the Board. The members of the Committee will be appointed by and serve at the discretion of the Board on the recommendation of the Nominating and Corporate Governance Committee. The Chairperson of the Committee will be appointed by the Committee members. At least one member of the Committee will qualify as a "financial expert" as defined in the Instructions to Item 401 of Regulation S-K of the Securities and Exchange Commission within the applicable time periods, and the Company will disclose in the periodic reports required by Section 13(a) of the Act whether or not it has at least one member who is a financial expert. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

3.
Specific Responsibilities and Duties.    The Board delegates to the Committee the express authority to do the following:

3.1
Independent Public Accountants

(a)
Selection; Fees.    Be directly responsible for the appointment (subject, if applicable, to stockholder ratification), compensation, retention and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. Such independent public accountants shall report directly to and be ultimately accountable to the Committee.

(b)
Audit Engagement.    Review, evaluate and approve the annual engagement proposal of the independent public accountants. Approve all audit engagement fees and terms.

    (c)
    Pre-Approval of Audit and Non-Audit Services.    Pre-approve all auditing services and all permitted non-auditing services to be performed by the independent public accountants, as more fully described in the Committee's Pre-Approval Policy.

    (d)
    Lead Audit Partner Review, Evaluation and Rotation.    Review and evaluate the lead partner of the independent public accountants. Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent public accountants are rotated as required by law. Consider whether, in order to assure continuing accountant independence, it is appropriate to adopt a policy of rotating the independent public accounting firm itself.

    (e)
    Report from Independent Public Accountants.    Obtain and review from the independent public accountants at least annually a written report regarding:

    (i)
    the independent public accountants' internal quality-control procedures;

    (ii)
    any material issues raised by the most recent internal quality-control review, or peer review, of the independent public accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent public accountants, and any steps taken to deal with any such issues; and

    (iii)
    all relationships between the independent public accountants and the Company (to assess the accountant's independence).

      Evaluate the qualifications, performance and independence of the independent public accountants, including considering the report from the independent public accountants described above and whether the provision of permitted non-audit services is compatible with maintaining the accountants' independence. In making its evaluation, the Committee shall take into account the opinions of management and the Company's internal auditors. The Audit Committee shall present its conclusions with respect to the independent public accountants to the Board.

    (f)
    Hiring Policies.    Set clear hiring policies for employees and former employees of the independent public accountants.

    (g)
    Review Problems.    Review with the independent public accountants any audit problems or difficulties the independent public accountants may have encountered and management's responses, including: (i) any restrictions on the scope of activities or access to requested information; (ii) any recommendations made by the independent public accountants as a result of the audit; and (iii) any significant disagreements with management.

    (h)
    Related Party Transactions.    Review and approve related-party transactions which are required to be disclosed under Section 404 of Regulation S-K of the Act.

    (i)
    Material Communications.    Discuss with the independent public accountants any material communications between the audit team and the independent public accountants' national office regarding auditing or accounting issues that the engagement presented.

    (j)
    Accounting Adjustments.    Discuss with the independent public accountants any accounting adjustments that were noted or proposed by the independent pubic accountants but were passed on.

  3.2
  Financial Reporting

  (a)
  Annual Financials.    Review and discuss with management and the independent public accountants the Company's annual audited financial statements, (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"), any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy of internal controls and other matters that the Committee deems material prior to the public release of such information. Obtain from the independent public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Act. Recommend to the Board whether the annual audited financial statements should be included in the Company's Annual Report on Form 10-K.

  (b)
  Quarterly Financials.    Review and discuss with management and the independent public accountants the Company's quarterly financial statements (including the Company disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations") and the results of the independent public accountants' reviews of the quarterly financial statements, prior to the public release of such information.

  (c)
  Accounting Principles.    Review with management and the independent public accountants material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any matters required to be communicated by the independent public accountants in accordance with AICPA Statement of Auditing Standards ("SAS") 61.

  (d)
  Judgments.    Review and discuss with management and the independent public accountants significant accounting and financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods and off-balance-sheet structures on the Company's financial statements and a description of any transaction as to which management obtained a SAS 50 letter.

  (e)
  Press Releases.    Discuss with management earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion can be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

  (f)
  Regulatory Developments.    Review with management and the independent public accountants the effect of regulatory and accounting initiatives on the Company's financial statements.

  (g)
  Certification Policy.    Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies or material weaknesses in the design or operation of internal controls and any fraud involving management or other employees who have a significant role in the Company's internal controls.

  3.3
  Internal Audit and Risk Management.

  (a)
  Internal Audit.    Review the responsibilities, budget, qualifications, activities, effectiveness and organizational structure of the internal audit function and the performance, appointment and replacement of the lead internal auditor, and review summaries of material internal audit reports and management's responses.

    (b)
    Risk Assessment and Risk Management.    Discuss policies with respect to risk assessment and risk management periodically with management, internal auditors, and independent public accountants, and the Company's plans to monitor, control and minimize such risks and exposures.

  3.4
  Financial Reporting Processes.

  (a)
  Internal Controls.    Discuss with the independent public accountants, the Company's internal auditors, and financial and accounting personnel, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

  (b)
  Reports.    Obtain and review timely reports from the independent public accountants regarding:

  (i)
  all critical accounting policies and practices to be used by the Company;

  (ii)
  all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and

  (iii)
  all other material written communications between the independent public accountants and management, including any management letter or schedule of unadjusted differences.

  3.5
  Legal and Regulatory Compliance

  (a)
  SEC Report.    Prepare the annual Audit Committee report included in the Company's proxy statement as required by the SEC.

  (b)
  Complaints.    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  (c)
  General Counsel.    Review with the general counsel legal matters that may have a material effect on the Company's financial statements or compliance policies and any material reports or inquiries received from regulatory governmental agencies. In addition, review with the general counsel the Company's policies and procedures requiring compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

  3.6
  Other

  (a)
  Recommendations; Reports.    Regularly report to the Board on the Committee's activities and make appropriate recommendations

  (b)
  Evaluation.    Annually evaluate the performance of the Committee.

  (c)
  Review and Publication of Charter.    Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board, as appropriate, and publish the Charter as required by applicable law.

  4.
  Meetings, Minutes, and Reports.

  4.1
  Executive Sessions.    The Committee shall meet with the independent public accountants, internal auditors and management in separate executive sessions regularly (with such frequency as it determines) to discuss any matters that the Committee or these groups believe should be discussed privately.

    4.2
    Other Meetings.    Meetings will be with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines, but the Committee shall meet at least quarterly. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be reviewed by the Chairperson and circulated to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company's By-laws applicable to meetings of Board committees will govern meetings of the Committee.

    4.3
    Minutes.    Minutes of each meeting will be kept.

  5.
  Subcommittees.    The Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or the Committee.

  6.
  Reliance; Experts; Cooperation.

  6.1
  Retention of Independent Counsel and Advisors.    The Committee has the power, in its sole discretion, to retain at the Company's expense such independent counsel, advisors and experts as it deems necessary or appropriate to carry out its duties.

  6.2
  Reliance Permitted.    The Committee will act in reliance on management, the Company's independent public accountants, internal auditors, and advisors and experts, as it deems necessary or appropriate to enable it to carry out its duties.

  6.3
  Investigations.    The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

  6.4
  Required Participation of Employees.    The Committee shall have unrestricted access to the Company's employees, independent public accountants, internal auditors, internal and outside counsel, and may require any employee of the Company or representative of the Company's outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of the Committee or representative of the Committee's counsel, advisors or experts.

  6.5
  Funding.    The Company will provide appropriate funding, as determined by the Committee for payment of: (i) compensation to any independent public accountants engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisors employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

  7.
  Rules and Procedures.    Except as expressly set forth in this Charter or the Company's By-Laws or Corporate Governance Guidelines, or as otherwise provided by law or the rules of the New York Stock Exchange, the Committee shall fix its own rules and procedures.

You are cordially invited to attend the
Annual Meeting of Stockholders of
THE MACERICH COMPANY
to be held
Friday, May 28, 2004 at 10:00 a.m. Local Time
at
THE FAIRMONT MIRAMAR HOTEL
101 WILSHIRE BOULEVARD
SANTA MONICA, CALIFORNIA

DETACH HERE

PROXY

THE MACERICH COMPANY

Proxy Solicited on Behalf of the Board of Directors of
the Company for the Annual Meeting to be held on May 28, 2004

The undersigned stockholder of The Macerich Company, a Maryland corporation (the "Company"), hereby appoints Thomas E. O'Hern and Richard A. Bayer, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California on May 28, 2004 at 10:00 a.m. local time, and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any Proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director and "for" Proposal 2 as described in the Proxy Statement and in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

(If you have written in the above space, please mark the corresponding box on the reverse side of this Proxy)

SEE REVERSE SIDE

THE MACERICH COMPANY
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8253
EDISON, NJ 08818-8253

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark your votes as in this example.
The Board of Directors recommends a vote FOR the election of each of the nominees for director and FOR Proposal 2.

THE MACERICH COMPANY

1.	Election of all nominees for director
for the terms
	described in the		WITHHELD
	accompanying	FOR ALL	AS TO ALL
	Proxy Statement. (on the right)	☐	☐	Nominees: Edward C. Coppola, Fred S. Hubbell, Diana M. Laing and Dr. William P. Sexton
	FOR EXCEPT AS NOTED	☐
Vote withheld from the following nominee(s)
FOR AGAINST ABSTAIN ☐ ☐ ☐
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2004.
3.	To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.
Comments/Address Change ☐
The signer hereby revokes all Proxies heretofore given by the signer with respect to said meeting or any adjournment or postponement thereof.

NOTE: Please sign exactly as name appears on this Proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title as such. Corporations and partnerships shall sign in full corporate or partnership name by an authorized person.
Signature:	Date:	Signature:	Date:

QuickLinks

ABOUT THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
Summary Compensation Table
Aggregated Option Exercises in 2003 and Fiscal Year-End Option Values
REPORT OF THE COMPENSATION COMMITTEE
STOCK PERFORMANCE GRAPH
PRINCIPAL STOCKHOLDERS
AUDIT COMMITTEE MATTERS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS
OTHER MATTERS
CHARTER OF THE AUDIT COMMITTEE of the BOARD OF DIRECTORS of THE MACERICH COMPANY
THE MACERICH COMPANY Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on May 28, 2004